FOR IMMEDIATE RELEASE
BroadVision Contact:
Lisa Rosner
Vice President, Worldwide Marketing
650.542.3099
Lisa.Rosner@BroadVision.com

BroadVision Announces Profitable Third Quarter 2006 Results

Three Consecutive Quarters of Profitable Operations

REDWOOD CITY, CALIF. — December 7, 2006 — BroadVision, Inc. (BVSN.PK), a global provider of e-business solutions, today reported financial results for its third quarter ended September 30, 2006. Revenues for the quarter were $13.6 million, compared with revenues of $12.7 million for the second quarter ended June 30, 2006 and $14.1 million for the third quarter of 2005.

In the third quarter of 2006, BroadVision posted net income on a generally accepted accounting principles (GAAP) basis of $5.4 million, or $0.08 per diluted share, as compared with GAAP net income of $1.7 million, or $0.03 per diluted share, for the second quarter of 2006 and a GAAP net loss of $15.5 million, or $0.45 per diluted share, for the third quarter of 2005. The 2006 third quarter net income of $5.4 million includes a $1.9 million pre-tax restructuring credit.

License revenue for the third quarter was $4.7 million, a 31% increase over second quarter license revenue of $3.6 million and a 52% increase over year-ago quarter license revenue of $3.1 million. The majority of the third quarter license revenue was generated from the company’s core e-Commerce and Portal products from customers including Aviall, Canon, Gwinnett County, Invacare, Maybank, Rakuten Securities, Toshiba Europe, etc. and a number of new hospital customers.

As of September 30, 2006, the company had a cash balance of $16.9 million, representing a $3.6 million, or 28%, increase over the June 30, 2006 balance of $13.3 million, due primarily to positive cash flow generated from operations.

In addition, the final results of BroadVision’s recent rights offering, which expired on November 28, 2006, showed that rights were exercised for the purchase of 36.4 million shares, or 21% of the new shares offered, raising $16.4 million in gross proceeds for the company.

“Our team delivered a very strong third quarter,” said President and CEO, Dr. Pehong Chen, “primarily in terms of license growth and margin improvements across all lines of our business. It was also our third consecutive quarter of generating GAAP profitability. With a solid balance sheet based on positive cash flow from operations and capital raised from our rights offering, we are on track with a number of new product initiatives scheduled for delivery throughout 2007. These next-generation solutions will offer very compelling value to our customers, enabling them to realize their e-Business goals more rapidly and cost-effectively.”

About BroadVision

BroadVision (BVSN.PK) is a global pioneer of e-Business solutions. Nearly 1,000 organizations across diverse industries — including Baker Hughes, Ferrari, Cardinal Health, GE Supply, Hilti, Hewlett-Packard, Japan Airlines, Renault, Sears, Sony, Standard Chartered Bank, U.S. Air Force, Yomiuri Shinbun, Xerox — serving nearly 75 million registered users, rely on BroadVision’s innovative e-commerce and portal platforms to power and personalize their mission-critical web initiatives.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties. These include, but are not limited to, statements regarding BroadVision’s anticipated rights offering proceeds and cash balances and its generation of cash from profitable operations. These forward-looking statements are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from BroadVision’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to finalize revenue transactions and generate revenue growth, earnings and adequate cash flows in 2006; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees.

These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

For more information about BroadVision, Inc., call 650.542.5100, email ir1@broadvision.com or visit www.broadvision.com.

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BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.